Exhibit 99.1

Year-End Wells Fargo & Company 401(k) Plan Blackout Notice

Wachovia Savings Plan to merge into the Wells Fargo & Company 401(k) Plan

To help you manage your retirement planning and use your 401(k) Plan to build your retirement savings, we want to make you aware of the following important changes. The Wachovia Savings Plan will merge into the Wells Fargo & Company 401(k) Plan (the “Wells Fargo 401(k) Plan”) as of December 31, 2009. There will be a staggered “blackout period” beginning at 3:00 p.m. Central Time on December 28, 2009, and ending the week of January 17, 2010, during which you’ll have limited access to your account and you will not be able to conduct certain transactions, as described below. This communication provides highlights of the plan merger and includes the legal notice for the blackout period.

To learn more about the Wells Fargo 401(k) Plan:

•	From work. Go to Teamworks. You can access your 401(k) Plan information from the home page.

•	From home. Go to http://teamworks.wellsfargo.com.

This communication covers:

•	How the blackout period will work

•	Recordkeeping system conversion

•	Roth contributions

•	Investment fund line-up

•	Fund restrictions

•	Learn more

•	Mapping of money types

•	Give careful consideration to your portfolio

•	Questions

How the blackout period will work

Beginning at 3:00 p.m. Central Time on December 28, 2009, and ending the week of January 17, 2010, there will be a staggered “blackout period,” during which you’ll have limited access to your account and you will not be able to conduct certain transactions, as described below. You will receive notice when the blackout period ends, and at that time, you will be able to conduct transactions and make inquiries with respect to your Wells Fargo 401(k) Plan account. When the blackout period ends, you will not have online access to detailed account transaction history before January 1, 2010; however, your account history will be provided through online access to your 2009 quarterly statements.

Wells Fargo & Company anticipates announcing fourth quarter 2009 results on or about January 20, 2010. It is possible that the Wells Fargo 401(k) Plan may still be in blackout at the time those results are announced.

Timeline	What will happen	What you will be able to do	What you won’t be able to do

Until noon Central Time December 24, 2009	Last chance to enroll if you are not already enrolled, or to make changes to your existing contribution election, to be effective on the first pay date in 2010 (January 8, 2010).	To enroll in the Wells Fargo 401(k) Plan, if you are not already enrolled or to make changes to your existing contribution election percentage rate, you will need to take action by noon Central Time, December 24, 2009, to be effective with the January 8, 2010 pay check. If you enroll or make deferral election changes after noon on December 24 through 3:00 p.m. Central Time on December 28, your new deferral election will be effective with the January 22, 2010 pay check.

December 28, 2009, to January 6, 2010	Partial blackout period begins at 3:00 p.m. Central Time on December 28, 2009, and runs until 3:00 p.m. Central Time on January 6, 2010.

You can make investment changes by calling the HR Service Center at 1-877-HRWELLS (1-877-479-3557), option 1. Plan Specialists are available from 7:00 a.m. to 8:00 p.m. Central Time, Monday through Friday.

You can also access your Plan account from the Teamworks home page or https://www.wellsretirement.com, (after January 6, 2010, this website will no longer be active).

You will not be able to:

•    Request new loans or pay off existing loans.

•    Request distributions.

•    Request in-service withdrawals (including hardship withdrawals).

•    Make contribution election changes (including making an initial election or increasing, decreasing, or stopping an existing election).

•    Change beneficiary designations or perform any other administrative activities.

Timeline	What will happen	What you will be able to do	What you won’t be able to do

January 6, 2010	Full blackout period begins at 3:00 p.m. Central Time on January 6, 2010, with the expected end to the blackout period occurring the week of January 17, 2010.	You can access general information about the Wells Fargo 401(k) Plan and investment options on Teamworks.	You will not be able to view your account or conduct any transactions, including all of the transactions listed directly above, as well as investment changes.

Week of January 17, 2010	Blackout period is expected to end during the week of January 17, 2010.

We’ll notify you when the blackout period ends and let you know the exact date and time you can begin accessing your account and conducting transactions.

To access your account after the blackout period ends:

•    From work, access it through the Teamworks home page.

•    From home, access it through http://teamworks.wellsfargo.com.

You can make Roth contribution elections, as described on the following page.

Recordkeeping system conversion

The Wells Fargo 401(k) Plan recordkeeping system will be converted from the current system to the Wells Fargo Institutional Retirement Trust Wystar recordkeeping system, beginning January 7, 2010.

Roth contributions

When the blackout period ends, you will be able to make a Roth deferral election, which is a new feature of the Wells Fargo 401(k) Plan. Additionally, if you are at least age 50, or will reach age 50 in the 2010 plan year, you will be able to elect Roth catch-up contributions. To learn more about Roth contributions, go to Teamworks. You can find detailed contribution information in the Wells Fargo & Company 401(k) Plan 2010 Summary Plan Description and Prospectus.

Investment fund lineup

As previously communicated, we implemented the new fund lineup in both the Wachovia Savings Plan and the Wells Fargo 401(k) Plan in October 2009, in preparation for the plan merger. During the blackout period described above, your account balances and your investment elections for future contributions, in most cases, will continue to be directed to the identical investment funds in the Wells Fargo 401(k) Plan after the plans merge. However, a new fund, the Wells Fargo Non-ESOP Fund, will be added to the fund lineup, as shown in the chart on the following page.

[TABLE REDACTED]

Fund restrictions

A few of the investment options enforce trading restrictions as a way to protect existing investors from the impact of frequent trading activity. The Large Cap Value Fund, Large Cap Growth Fund, Small Cap Fund, EuroPacific Growth Fund, and the Wells Fargo Advantage Dow Jones Target Date Funds impose 30-day purchase restrictions if you transfer $5,000 or more out of the fund(s).

Learn more

Detailed fund information, including fund fact sheets and prospectuses for existing investment options and the Wells Fargo & Company 401(k) Plan Summary Plan Description and Prospectus, is available online:

•	From work. Go to Teamworks. You can access your 401(k) Plan account from the home page.

•	From home (before January 6, 2010). https://www.wellsretirement.com

•	From home (after the blackout ends). http://teamworks.wellsfargo.com

•	By phone. HR Service Center, 1-877-HRWELLS (1-877-479-3557), option 1. Plan Specialists are available from 7:00 a.m. to 8:00 p.m. Central Time, Monday through Friday.

Relabeling money types

In addition to understanding the investment options in the Wells Fargo 401(k) Plan, you should also be aware of how different kinds of contributions (also called “money types”) in the Wachovia Savings Plan will be mapped into the Wells Fargo 401(k) Plan, as described in the chart below.

[CHART REDACTED]

Give careful consideration to your portfolio

During the full blackout period that starts at 3:00 p.m. Central Time on January 6, 2010, you will be unable to direct or diversify the assets held in your account. For this reason, it is very important that you review and consider the appropriateness of your current investments in light of your inability to direct or diversify those investments during the blackout period. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income, and investments. You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, as individual securities tend to have wider price swings up and down in short periods of time than investments in diversified funds. Stocks that have wide price swings might have a large loss during the blackout period, and you would not be able to direct the sale of such stocks from your account during the blackout period. Whether or not you are planning retirement in the near future, we encourage you to carefully consider how this blackout period may affect your retirement and financial planning.

Questions

If you have questions concerning this notice, please call the HR Service Center at 1-877-HRWELLS (1-877-479-3557), option 1. Plan Specialists are available from 7:00 a.m. to 8:00 p.m. Central Time, Monday through Friday.

Important Information

If any information in this communication conflicts with the official Wells Fargo 401(k) Plan document or the Wells Fargo & Company 401(k) Plan 2010 Summary Plan Description and Prospectus, the official Wells Fargo 401(k) Plan document will govern in all cases. Wells Fargo & Company reserves the right to amend, modify, or terminate the Wells Fargo 401(k) Plan at any time. For more detailed information on the Wells Fargo 401(k) Plan, please read the Wells Fargo 401(k) Plan 2010 Summary Plan Description and Prospectus.

©2009 Wells Fargo Bank, N.A. All rights reserved.

TMM200910104 HRS4245 (11/09)